UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2019

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
515 South Flower Street, 44th Floor
Los Angeles, California 90071
(Address of Principal Executive Offices, Including Zip Code)
(310) 282-8820
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 8.25% Series B Cumulative Redeemable, $0.01 par value	CLNY.PRB	New York Stock Exchange
Preferred Stock, 8.75% Series E Cumulative Redeemable, $0.01 par value	CLNY.PRE	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
On December 10, 2019, Colony Industrial Fund JV L.P. (the “Seller”), an affiliate of Colony Capital, Inc. (the “Company”) completed the previously announced sale to BREP 9 Sapphire Holdings LLC, a Delaware limited liability company and an affiliate of Blackstone Real Estate Partners IX L.P., an affiliate of The Blackstone Group Inc. (the “Purchaser”) for $5.7 billion of all of the Seller’s interests (the “Light Industrial Interests”) in the Company’s light industrial portfolio consisting of approximately 60 million square feet of infill located, logistics assets across 465 light industrial assets in 26 U.S. markets, with significant concentration in Dallas, Atlanta, Chicago, Florida and New Jersey. The Company indirectly held approximately 34% of the Light Industrial Interests, with the remaining 66% held by indirect third party limited partners of the Seller.
The Company received aggregate net proceeds, after debt settlement, transaction and other costs, of $1.2 billion, for its interest in the Light Industrial Interests and the sale of the Management Platform (as defined below).

Item 8.01    Other Events.
On December 10, 2019, the Company, through certain subsidiaries, completed the Company’s previously announced sale to the Purchaser of certain of the Company’s tangible and intangible assets used in connection with its management and operation of the Company's industrial portfolio (the “Management Platform”).

Item 9.01    Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2019 and the unaudited pro forma condensed consolidated statements of operations of the Company for each of the three years in the period ended December 31, 2018 and notes thereto, each giving effect to the sale of the Company's Light Industrial Interests and Management Platform (the "Disposition"), are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The unaudited consolidated statement of operations for the nine months ended September 30, 2019 reflecting the Disposition as discontinued operations was included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.
(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Colony Capital, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 16, 2019	COLONY CAPITAL, INC.

		By:	/s/ Mark M. Hedstrom
Mark M. Hedstrom
Chief Financial Officer, Chief Operating Officer and Treasurer